Exhibit 10.1

February 14, 2023

Modified March 20, 2023

Carl LeBel

Dear Carl,

This letter confirms the agreement between Frequency Therapeutics, Inc. (the “Company”) and you regarding the terms of your separation from the Company in a layoff resulting from the unfavorable FX322 readout (the “Agreement”). Your employment with the Company will end on March 31, 2023 or such earlier date as may be approved in writing by the Company’s Chief Executive Officer (the “Separation Date”). From the date of this letter through the Separation Date, (the “Transition Period”), you agree to use your reasonable best efforts to: (a) assist in the smooth transition of your job duties, which includes documenting and handing off your current projects; and (b) comply with all policies and reasonable directives of the Company (collectively, the “Transition Duties”). During the Transition Period, you will continue to be compensated at your current base salary rate and participate in your current employee benefits, subject to the applicable plans and policies. You will also continue to vest in your equity, subject in all respects to the Company’s applicable equity plan as well as the applicable award agreement(s) (together, the “Equity Documents”).

1. Accrued Wages and Expenses; Resignations. The Company will pay you all accrued salary through the Separation Date. You will promptly submit all unreimbursed business expenses in accordance with the Company’s expense reimbursement policies.

You will be deemed to have resigned from all officer and board member positions that you hold with the Company or any of its affiliates effective as of the Separation Date. You agree to execute any documents the Company or the Company’s Board of Directors deems reasonably necessary to effectuate your resignations.

2. Separation Benefits. If you (i) successfully complete your Transition Duties; (ii) do not resign prior to the Separation Date; (iii) sign, comply with, and do not revoke this Agreement; and (iv) sign the “Bring-Down Release” attached as Appendix A to this Agreement updating your release of claims no earlier than the Separation Date and no later than five (5) days following the Separation Date and do not revoke it, the Company will provide you with the following separation benefits as set forth in the employment agreement between you and the Company, dated September 19, 2019 (the “Employment Agreement”):

a)	Severance Payments; Annual Bonus. In consideration for your signing this agreement and allowing it to become effective, you will receive (i) payment of twelve (12) months of salary (the “Severance Payments” during the “Severance Period”) and (ii) a payment equal to 100% of your annual bonus opportunity ($200,783.76) (the “Annual Bonus”), in each case less applicable taxes and withholdings. Severance Payments will be made in accordance with the Company’s normal payroll practices during the Severance Period, beginning the first payroll period that is at least five (5) business days following the effective date of the Bring-Down Release. The Annual Bonus will be paid in one lump sum within fourteen (14) days of the effective date of the Bring-Down Release.

b)

Benefits Coverage. Your Company-sponsored healthcare coverage will terminate as of March 31, 2023. Provided that you timely elect to receive healthcare continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or applicable state law (“COBRA”), and so long as the Company can provide such benefit without violating the non-discrimination requirements of the law or incurring an excise tax, the Company will pay the portion of the premium for such coverage that is paid by the Company for active and similarly situated employees who receive the same type of coverage, such payment to be made for coverage from the termination date through the earliest of (x) the end of the Severance Period, (y) the date you are no longer eligible for COBRA coverage or (z) the date you become eligible for healthcare coverage from a subsequent employer (and you agree to promptly notify the Company of such eligibility). The remaining balance of any premium cost shall timely be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA coverage. All other Company-sponsored benefits will terminate effective as of the Separation Date.

3. Return of Company Property. On or before the Separation Date, you shall return to the Company all Company documents, files and property in your possession, including but not limited to your laptop, lab notebooks and badge. Your receipt of the benefits of Section 2 of this Agreement is contingent upon your compliance with this Section 3.

4. Maintaining Confidential Information. You will not disclose any confidential information you acquired while an employee of the Company to any other person or use such information in any manner that is detrimental to the Company’s interests. By your signature, you confirm your continuing obligations toward the Company under the Restrictive Covenant Agreement and the Invention and Non-Disclosure Agreement (as each such agreement is defined in the Employment Agreement, and together, the “Covenants Agreements”) signed by you in conjunction with your employment; provided, however, the Company hereby agrees to modify your post-employment obligations in the Covenants Agreements as follows: (i) your post-employment non-competition obligation is hereby waived with respect to (and only with respect to) any business that competes with the Company’s hearing programs; and (ii) your post-employment employee non-solicitation obligations shall not apply to any employee terminated in connection with the Company’s February 13, 2023 reduction in force. The remainder of your obligations under the Covenants Agreements, including without limitation your obligation not to compete with respect to the Company’s MS programs, will continue in full force and effect as provided therein.

Notwithstanding the foregoing, or anything contained in the Covenants Agreements, you acknowledge that you will not be held criminally or civilly liable for (a) the disclosure of confidential or proprietary information that is made in confidence to a government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) disclosure of confidential or proprietary information in a made in a complaint or other document filed in a lawsuit or other proceeding under seal or pursuant to court order.

5. Cooperation With the Company; Non disparagement.

a)

You will cooperate fully with the Company in its defense of or other participation in any administrative, judicial or other proceeding arising from any investigation, charge, complaint or other action which has been or may be filed.

b)

You agree not to disparage or defame the Company, its directors, officers and employees, Company products or services, or any Releasee, publicly or privately, directly or indirectly through others, by use of any words, actions, gestures or medium, including but not limited to on social media or other internet site. Nothing in this Section 5(b) or this Agreement shall prevent you from (i) testifying truthfully in response to a subpoena or other legal process; (ii) discussing terms and conditions of your employment with the Company, as permitted by the National Labor Relations Act; or (iii) communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.

6. General Release of the Company. You understand that by agreeing to this release you are agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, managers, employees or agents for any reason whatsoever based on anything that has occurred as of the date you sign this agreement.

a)

On behalf of yourself and your heirs and assigns, you hereby release and forever discharge the “Releasees” hereunder, consisting of the Company, and each of its directors, officers, managers, employees, agents and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which you now have or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to your recruitment, hire, employment, remuneration or separation from employment by the Releasees, including any Claims arising under any claims arising under the Age Discrimination in Employment Act (“ADEA”), as amended, 29

U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; all Claims arising out of the Colorado Anti-Discrimination Act; ch. 21 of the Texas Labor Code; the Massachusetts Fair Employment Practices Act., Mass. Gen. Laws ch. 151B, § 1 et seq.; the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I; the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C; Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law); the Massachusetts Infertility Insurance Mandate, Mass. Gen. Laws ch. 175, § 47H; the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D; all Claims for wages, bonuses, commissions, incentive compensation, stock, stock options, equity, vacation pay or any other compensation or benefits, either under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, §§ 148-150C or otherwise; Claims arising under any other state or local laws of the Commonwealth of Massachusetts governing labor and employment; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

b)

Notwithstanding the generality of the foregoing, you do not release any Claims (i) that arise from your ownership of vested equity securities of the Company, (ii) for indemnification by the Company or any of its affiliates pursuant to contract, directors’ and officers’ insurance or applicable law or (iii) that cannot be released as a matter of law including, without limitation, (A) your right to bring to the attention of the Equal Employment Opportunity or equivalent Massachusetts agency claims of discrimination, harassment, interference with leave rights, and retaliation; provided, however, that you do release your right to secure damages for any such alleged treatment, and (B) your right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.

c)

You have been informed that, by statute or common law, a general release of claims may not extend to Claims that you do not know or suspect to exist in your favor at the time of executing the release, where such Claims, if known to you, may have materially affected your decision to settle. Being aware of such statutory or common laws principles, you nonetheless agree to waive your right to pursue such unknown Claims against the Releasees.

d)	In accordance with the Older Workers Benefit Protection Act of 1990, you should be aware of the following:

i) You have the right to consult with an attorney before signing this agreement;

ii) You have forty-five (45) days, from the original date of this letter, to consider this Agreement;

iii) You have seven (7) days after signing this agreement to revoke this agreement, and this agreement will not be effective; and

iv) the job titles and ages of all individuals eligible or selected for the separation package and the ages of all individuals in the same decisional unit who are not eligible for the separation package are listed on the form attached as Appendix B.

e)	This Agreement was modified at your request and to your benefit on March 20, 2023 and therefore the consideration period hereunder shall not be extended as a result.

f)

If you wish to revoke your acceptance of this agreement, you must deliver written notice stating your intent to revoke via email to James Abely at                                          , on or before 5:00 p.m. Eastern on the seventh (7th) day after the date on which you sign this agreement. The eighth (8th) day following your signature of this agreement without revocation shall be the effective date of this Agreement.

g)

On or within five (5) days after your Separation Date, you must also sign and return the Bring-Down Release attached as Appendix A to update your release of all claims. You will have seven (7) days to revoke the Bring-Down Release as noted therein. The eighth (8th) day following your signature of the Bring-Down Release without revocation shall be the effective date of the Bring-Down Release.

9. Severability. The provisions of this agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

10. Voluntary and Knowing Agreement. You represent that you have thoroughly read and considered all aspects of this agreement, that you understand all its provisions and that you are voluntarily entering into said agreement.

11. Entire Agreement; Amendment. This agreement sets forth the entire agreement between you and the Company and supersedes any and all prior oral or written agreements or understanding between you and the Company concerning the subject matter. This agreement may not be altered, amended or modified, except by a further written document signed by you and the Company; provided that Sections 12-19 of the Employment Agreement, the Covenants Agreements (as modified herein) and the Equity Documents remain in full force and effect in accordance with their terms.

If the above accurately reflects your understanding, please date and sign the enclosed copy of this letter in the places indicated below and return that copy to Kathryn Fahey (                                         ).

Respectfully,

/s/ James P. Abely
James P. Abely
Associate General Counsel

Accepted and agreed to on

23 March 2023
Signature Date

/s/ Carl LeBel
Carl LeBel

APPENDIX A: BRING-DOWN RELEASE

I, the undersigned employee, for good and valid consideration, hereby execute this Bring-Down Release effective as the date of my signature below; provided that I acknowledge that I have seven (7) days after signing this Bring-Down Release to revoke it via email to James Abely (                                         ), and this Bring-Down Release will not be effective until the eighth (8th) day following my signature on this Bring-Down Release without revocation. I understand that (i) I may sign this Bring-Down Release no earlier than my last day of employment and no later than five (5) days following such date and (ii) I will not receive the separation benefits described in the Separation Agreement (as defined below) unless this Bring-Down Release becomes effective as set forth above.

I agree that the General Release of the Company set forth in Section 6 of the separation letter agreement between me and the Company (the “Separation Agreement”) is incorporated herein by reference and shall apply to any and all claims discussed therein that I had, now have, or shall or may have, whether known or unknown, from the beginning of time up to and including the date of my signature below, except as excluded in Section 6 of the Separation Agreement. I acknowledge and agree that I have had a at least forty-five (45) days to review this Bring-Down Release and hereby execute this Bring-Down Release freely, knowingly, and for valid consideration.

Signature:
	Carl LeBel	Date